Exhibit 4.1
Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.

Grove Collaborative Holdings, Inc.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Warrant No.: 101

Date of Issuance: August 11, 2023

Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Volition Capital Fund IV, L.P., a Delaware limited partnership, the registered holder hereof or its registered permitted assigns (collectively, the “Holder”), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below), at any time or times on or after the date hereof (the “Issuance Date”) until the Expiration Date (as defined below), up to 1,579,778 fully paid nonassessable shares of Class A Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Class A Common Stock (including any warrants to purchase Class A Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 15 hereof. This Warrant has been issued in connection with that certain Subscription Agreement, dated as the date hereof, by and between the Company and Holder (as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time, the “Subscription Agreement”), and entitles the Holder to certain rights and benefits under the Subscription Agreement.

1.EXERCISE OF WARRANT.

(a)Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by the Holder at any time or times on or after the date that is six (6) months following the Closing Date (as such term is defined in the Subscription Agreement) until the Expiration Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise all or part of this Warrant and (ii)(A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) by instructing the Company to withhold a number of Warrant Shares issuable upon such exercise of this Warrant with an aggregate Fair Market Value as of the date of the Exercise Notice equal to the Aggregate Exercise Price (a “Cashless Exercise”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to a number of Warrant Shares that is less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and the issuance of a new Warrant, on the same terms contained herein, evidencing the right to purchase the remaining number of Warrant Shares. Promptly following the Company’s receipt of an Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) and shall provide to the Holder instructions for payment of the Aggregate Exercise Price, if applicable. No later than two (2) Trading Days (or, if less, the number of Trading Days then constituting the Standard Settlement Period) following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to noon Eastern Time on the Share Delivery Date (provided that if the Aggregate Exercise Price (or notice of a Cashless Exercise) has not been delivered by such date, the Share Delivery Date shall be two (2) Business Days after the Aggregate Exercise Price (or notice of a

Cashless Exercise) is delivered), the Company shall (i) in the case of an Exercise Notice delivered at a time when none of the Unrestricted Conditions (as defined below) is satisfied with respect to such Warrant Shares, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s account with the Transfer Agent or, if requested by the Holder, by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee or (ii) in the case of an Exercise Notice delivered at a time when any of the Unrestricted Conditions is met in respect of such Warrant Shares, by causing the Transfer Agent to electronically transmit the Warrant Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company, through its Deposit/Withdrawal at Custodian system, as specified in the relevant Exercise Notice. The Company shall be responsible for all fees and expenses incurred in connection with the issuance of the Warrant Shares, including the fees and expenses of the Transfer Agent, if any. Upon delivery of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) therefore, the Holder shall be deemed for all purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are delivered. If this Warrant is physically delivered by the Holder to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares available for exercise pursuant to this Warrant is greater than the number of Warrant Shares that the Holder seeks to acquire pursuant to the current exercise, then the Company shall as soon as practicable and in no event later than five
(5) Business Days after such exercise and at its own expense, issue a new Warrant (on the same terms contained herein and in accordance with Section 6(e)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b)Exercise Price. For purposes of this Warrant, “Exercise Price” means $6.33 per Warrant Share, subject to adjustment as provided herein.

(c)Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10 hereof.

(d)Limitations on Exercise.

(i)Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with its Attribution Parties collectively would beneficially own in excess of the greater of (i) 19.99% and (ii) the percentage permitted under the shareholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual, without approval of the Company’s stockholders (the greater of (i) and (ii), the “Maximum Percentage”) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise. For purposes of the preceding sentences, the aggregate number of shares of Class A Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Class A Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Class A Common Stock which would be issuable upon
(A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other warrants issued concurrently herewith) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in

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this Section 1(d). For purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated by the SEC thereunder.

(ii)Additionally, the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would result any required filing and clearance under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) if one has not been made and pre-approval obtained (or any applicable waiting period shall have lapsed). If Holder or the Company determines that the issuance of Warrant Shares is subject to notification under the HSR Act, each of Holder and the Company agrees to (i) file its respective notification under the HSR Act within ten (10) Business Days of Holder or the Company informing the other party of its determination that a notification is required in connection with such exercise; (ii) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (iii) prepare and make any submission required to be filed by the Company or Holder, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. The Company shall pay the costs of any required filing fees for any such submissions under the HSR Act.

(iii)No prior inability to exercise this Warrant pursuant to this Section 1(d) shall have any effect on the applicability of the provisions of this Section 1(d) with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to the extent necessary to correct this paragraph or any portion of this Section 1(d) which may be defective or inconsistent with the intended beneficial ownership or applicable law limitation contained in this Section 1(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 1(d) may not be waived and shall apply to a successor holder of this Warrant.

(iv)For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (unless that the U.S. Securities and Exchange Commission takes the position that such treatment is improper at the time of such exercise).

(e)Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance, free from preemptive or any other contingent purchase rights (other than those of the Holder), under this Warrant a number of shares of Class A Common Stock equal to at least 100% of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Class A Common Stock under this Warrant (without regard to any limitations on exercise contained herein) (the “Required Reserve Amount”). At no time shall the number of shares of Class A Common Stock reserved pursuant to this Section 1(e) be reduced other than proportionally in connection with any exercise of this Warrant or such other event covered by Section 2 below.

(f)Insufficient Authorized Shares. If, notwithstanding Section 1(e), and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement, the Company’s board of directors shall recommend each stockholder vote in favor of such increase in authorized shares of Class A Common Stock, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and promptly after receipt of such approval the Company shall file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware reflecting the increased in authorized shares of Class A Common Stock.

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(g)Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Class A Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

2.ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The
Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)Adjustment Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issuance Date, (i) pay a dividend or make any other distribution upon the Class A Common Stock without consideration or (ii) reclassify or subdivide (including by any stock split, stock dividend, recapitalization, substitutions, exchange or otherwise) its outstanding shares of Class A Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution, reclassification or subdivision will be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 2(a) will become effective at the close of business Eastern Time on the date the subdivision or combination becomes effective. The provisions of this Section 2 will similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

(b)Number of Warrant Shares; Calculations. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2 or Section 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. All calculations under this Section 2 and Section 3 shall be made to the nearest one-thousandth of one cent or the nearest share, as applicable.

(c)Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Exercise Price or other adjustments pursuant to this Section 2 or Section 3, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder and to the Company’s Transfer Agent a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

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3.LIQUIDATION TRANSACTIONS; DISTRIBUTION RIGHTS; PURCHASE RIGHTS.

(a)If, at any time while this Warrant is outstanding, the Company effects a Liquidation Transaction, then immediately prior to such Liquidation Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Liquidation Transaction if it had been, immediately prior to such Liquidation Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”) and in the event of a Liquidation Termination, the holder shall be deemed to have exercised this Warrant on Cashless Exercise basis prior to the termination of this Warrant (without regard to any limitations on exercise). The Company shall not effect any Liquidation Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous Cashless Exercise of this Warrant pursuant to Section 1 or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity, ultimate parent (if the Company is a subsidiary of another Person) or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (a) shall similarly apply to subsequent transactions analogous of a Liquidation Transaction type. Notice of such adjustments shall be given in accordance with Section 2(c).

(b)In addition to any adjustments pursuant to Section 2 and this Section 3, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Class A Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage or the other limitations set forth in Section 1(d)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the participation in such Distribution.

(c)In addition to any adjustments pursuant to Section 2 and this Section 3, if at any time the Company grants, issues or sells any Capital Stock or rights to purchase Capital Stock or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage or the other limitations set forth in Section 1(d)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

4.NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant and (ii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued and otherwise unreserved shares of Class A Common Stock, solely for the purpose of effecting the exercise of the Warrants as herein provided, the number of shares of Class A Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise), free from preemptive rights or any

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other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions set forth herein).

5.HOLDER NOT DEEMED A STOCKHOLDER; LEGEND; REGISTRATION RIGHTS.

(a)No Stock Rights. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)Legend. Except as otherwise provided in this Section 5(b), each Warrant Share initially issued upon the exercise of this Warrant, and each Warrant Share issued to any subsequent transferee of any such Warrant Share, in either case whether in certificated or book-entry form, shall be stamped or otherwise bear a legend in substantially the following form (the “Securities Act Legend”):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.

Certificates or book entries evidencing the Warrant Shares shall not contain, and the Holder shall be entitled to the removal of, any legend (including the Securities Act Legend), (i) while a registration statement covering the resale of such Warrant Shares is effective under the 1933 Act, (ii) if such Warrant Shares have been sold, or are substantially contemporaneously being sold, pursuant to Rule 144 or an effective registration statement under the 1933 Act, (iii) if such Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions,
(iv) if at any time on or after the date hereof that the Holder certifies that it is not an “affiliate” of the Company (within the meaning of Rule 144) and that the Holder’s holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, or (v) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission) (collectively, the “Unrestricted Conditions”). The Company agrees that following such time as such legend is no longer required under this Section 5(b) and upon the request of the Holder, the Company will promptly following the delivery by the Holder to the Company or the Transfer Agent of Warrant Shares issued with a Securities Act Legend deliver or cause to be delivered to the Holder Warrant Shares free from any Securities Act Legend or other legend. The Company will ensure any legend (including the Securities Act Legend) is removed in accordance with this Section 5(b), including by causing its legal counsel to deliver a legal opinion to the Transfer Agent, if required in connection therewith. If any of the Unrestricted Conditions is met at the time of issuance of the Warrant Shares then such Warrant Shares shall be issued free of all legends and stop-transfer instructions.

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6.REISSUANCE OF WARRANTS.

(a)Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register. No service charge shall be made to the Holder for any registration of transfer, but the Company may require payment of a sum sufficient to cover any transfer taxes required in connection with making of any such transfer.

(b)Transfer of Warrant. Subject to applicable securities laws, if this Warrant is to be transferred by the Holder, the Holder shall surrender this Warrant to the Company or its Transfer Agent, as directed by the Company, together with all applicable transfer taxes, whereupon the Company will, or will cause its Transfer Agent to, forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c)Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d)Exchangeable for Multiple Warrants; No Fractional Warrant Shares. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company or its Transfer Agent, as directed by the Company, shall not be required to issue Warrants for fractional shares of Class A Common Stock hereunder, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number.

(e)Issuance of New Warrants. Whenever the Company or its Transfer Agent, as directed by the Company, is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(b) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Class A Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

(f)No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the Fair Market Value for any such fractional shares.

7.NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally,
(b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) Business Days after

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the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)if to the Company, to:

Grove Collaborative Holdings, Inc. 1301 Sansome St.
San Francisco, California 94111 Attention: Sergio Cervantes Email:

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP 1001 Page Mill Road Building 1
Palo Alto, California 94304 Attention: Martin A. Wellington Email:

(ii)if to the Holder, to:

Volition Capital Fund IV, L.P.
177 Huntington Avenue, 16th Floor Boston, MA 02115
Attention: Mike Wilkens
Email:

with a copy (which copy shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive, Suite 900
Boston, Massachusetts 02210 Attention: Keith J. Scherer Email:

8.AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction

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contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the parties at the respective address set forth in Section 7 above or such other address as the respective party subsequently delivers to the other party and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a party from bringing suit or taking other legal action against the other party in any other jurisdiction to collect on a party’s obligations to the other party, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the other party. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations in writing (including via facsimile or email) within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit in writing (including via email) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

11.REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The
remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.TRANSFER.

(a)This Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed instrument of assignment; provided, that the Holder shall not transfer this Warrant to any Person other than an Affiliate of Holder without the Company’s prior written consent and may only transfer this Warrant pursuant to an effective registration statement under the 1933 Act or an exemption from registration under the 1933 Act. Within three (3) Trading Days of such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly thereafter be cancelled. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares immediately upon such assignment without having a new Warrant issued.

13.SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall

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not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14.COUNTERPARTS. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)“1933 Act” means the Securities Act of 1933, as amended.

(b)“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)“Attribution Parties” means, with respect to any Person, any other Person (including any other Persons with whom the first Person is deemed to be acting with together as a group) whose beneficial ownership would be aggregated with such first Person’s (including by aggregation with one or more other Attribution Parties) for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)“Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

(g)“Class A Common Stock” means (i) the Company’s Class A common stock, par value
$0.0001 per share, and (ii) any capital stock into which such Class A Common Stock shall have been changed or any capital stock resulting from a reclassification of such Class A Common Stock.

(h)“Common Stock” means (i) the Class A Common Stock and (ii) the Company’s Class B common stock, par value $0.0001 per share.

(i)“Expiration Date” means the earlier of (i) August 11, 2026 and (ii) immediately following the consummation of a Liquidation Transaction in which Company stockholders receive cash or freely tradable securities (clause (ii) being a “Liquidation Termination”).

(j)“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales price of the Class A Common Stock for such day on the primary U.S. securities exchange on which

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the Class A Common Stock may at the time be listed; (b) if there have been no sales of the Class A Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Class A Common Stock on all such exchanges at the end of such day; (c) if on any such day the Class A Common Stock is not listed on a domestic securities exchange, the closing sales price of the Class A Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Class A Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Class A Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; provided, that if the Class A Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Class A Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Class A Common Stock shall be the fair market value per share as determined by the Company’s board of directors in good faith and reasonably acceptable to the holder.

(k)“Liquidation Transaction” has the meaning set forth in the Company’s certificate of designations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on or around the date hereof.

(l)“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(m)“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

(n)“Trading Day” means any day on which the Common Stock is traded for any period on the New York Stock Exchange, or if the Common Stock is no longer listed on the New York Stock Exchange on the other United States securities exchange or market on which the Common Stock is then being principally traded. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the Issuance Date set out above.

GROVE COLLABORATIVE HOLDINGS, INC.

By:    /s/ Stuart Landesberg

Name: Stuart Landesberg
Title:    Chief Executive Officer

Accepted and agreed:

VOLITION CAPITAL FUND IV, L.P.

By: Volition Capital Advisors IV, LLC, its General Partner

By:    /s/ Lawrence Cheng

Name: Larry Cheng
Title:     Managing Partner

[Signature Page to Warrant to Purchase Class A Common Stock]

EXHIBIT A

EXERCISE NOTICE

[To be executed only upon exercise of this Warrant]

To: Grove Collaborative Holdings, Inc.

The undersigned registered owner of the Warrant to Purchase Class A Common Stock issued on August 11, 2023 (the “Warrant”) irrevocably exercises the Warrant for the purchase of      shares of Class A common stock, par value $0.0001 per share (the “Warrant Shares”) of Grove Collaborative Holdings, Inc. (the “Company”) and hereby elects to pay the Exercise Price therefore in full as follows (check applicable box):

□pursuant to Section 1(a)(ii)(A) of the Warrant by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price[, or

□pursuant to the “Cashless Exercise” option set forth in Section 1(a)(ii)(B) of the Warrant,]

all at the price and on the terms and conditions specified in the Warrant and requests that certificates (if any) for the Warrant Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to

    , whose address is

and, if such Warrant Shares shall not include all of the Warrant Shares issuable as provided in the Warrant and the Warrant is provided herewith, that a new Warrant of like tenor and date for the balance of the Warrant Shares issuable thereunder be delivered to the undersigned or as provided in the Warrant.

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder, the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock is aggregated with the Holder’s on Holder’s Schedule 13D beneficially own an aggregate of      shares of Common Stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and under Section 1(d) of the Warrant to which this notice relates.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)